UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 15, 2019
Date of Report (Date of earliest event reported)

OHIO VALLEY BANC CORP.
(Exact name of registrant as specified in its charter)

Ohio
(State or other jurisdiction of incorporation)

0-20914	31-1359191
(Commission File Number)	(IRS Employer Identification No.)

420 Third Avenue, Gallipolis, Ohio	45631
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:  (740) 446-2631

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common shares, without par value	OVBC	The NASDAQ Stock Market LLC (The NASDAQ Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).   Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Boards of Directors of Ohio Valley Banc Corp. ("OVBC”) and The Ohio Valley Bank Company (the "Bank"), as part of their management succession planning, have determined to make certain changes within management of OVBC and the Bank.  By action taken and effective on May 15, 2019, Thomas E. Wiseman, who has been the President and Chief Executive Officer of OVBC and the Bank since 2012, will be replaced as President of each of the companies by Larry E. Miller, II, 55 years of age, who will also continue to be the Chief Operating Officer of each of the two companies.  Mr. Miller will be replaced as Secretary by Tom R. Shepherd.  Mr. Wiseman remains Chief Executive Officer of both companies.

Mr. Miller was also appointed on May 20, 2019, as a director of OVBC effective on May 20, 2019, to fill a vacancy in the class of directors whose terms expire in 2022.  Mr. Miller has also been elected as a director of the Bank.  Mr. Miller was appointed Vice Chair of the Executive Committees of OVBC and the Bank.

Mr. Miller was the Chief Operating Officer and Secretary of OVBC and the Bank since May 2015; Senior Vice President and Secretary of OVBC from December 2007 to May 2015; Executive Vice President –Operations and Secretary of the Bank from December 2014 to May 2015; Executive Vice President and Secretary of the Bank from December 2007 to December 2014; Senior Vice President and Treasurer of OVBC from April 2000 to December 2007; Executive Vice President and Treasurer of the Bank from April 2000 to December 2007; and Chairman of the Board of OVBC's subsidiary, Loan Central, Inc. since May 2012, serving as a director since April 2000.

Mr. Miller's compensation changed in the following respects in connection with his appointment as President and Chief Operating Officer and as a director of OVBC and the Bank:

•	Mr. Miller's base salary increased from $211,125 to $250,000 per year, subject to annual review and increase by the Board of Directors;
•	Mr. Miller will receive monthly directors' fees, currently $350 per month for directors who are also employees of the Bank, as well as the annual retainer payable to all directors, currently $17,000;
•	Mr. Miller will receive coverage by the Directors Retirement Plan; and
•	Mr. Miller will be eligible to participate in either the Director Deferred Compensation Plan or the Executive Deferred Compensation Plan, as he chooses, in an amount not to exceed $10,000 per year, rather than just in the Executive Deferred Compensation Plan.

Mr. Miller's eligibility to participate in all other compensatory arrangements remains the same.

Information regarding the director and employee bonus, benefit and retirement plans is included in OVBC’s proxy statement for the 2019 annual meeting of shareholders, filed with the Securities and Exchange Commission on April 5, 2019, under the heading “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS.”  Such information is incorporated herein by reference.

Any loans or other extensions of credit to, and deposits by, Mr. Miller were made and accepted in the ordinary course of business and were made on substantially the same terms (including interest rates and collateral) as those prevailing at the time for comparable transactions with other persons not affiliated with the Bank.  Further, any loans did not involve more than the normal risk of collectability or present other unfavorable features and were performing in accordance with their terms.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of shareholders (the “Annual Meeting”) on May 15, 2019 in Gallipolis, Ohio.  At the Annual Meeting, the shareholders voted on three proposals.  The proposals are described in detail in the Proxy Statement.

Proposal 1
Registrant’s shareholders elected three individuals to the Board of Directors for a term expiring in 2022, as set forth below:

Name	Votes For	Votes Withheld	Broker Non-Votes
Harold A. Howe	3,234,757	96,648	581,335
Edward J. Robbins	3,258,851	72,554	581,335
Jeffrey E. Smith	3,286,435	44,970	581,335

Proposal 2
Registrant’s shareholders approved, in a non-binding vote, the compensation of the Registrant’s named executive officers, as set forth below:

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,228,420	23,782	79,202	581,336

Proposal 3
Registrant’s shareholders ratified the selection of Crowe LLP as the Registrant’s independent registered public accounting firm for the fiscal year ending December 31, 2019, as set forth below:

Votes For	Votes Against	Abstentions
3,891,513	10,182	11,045

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OHIO VALLEY BANC CORP.

Date: May 20, 2019	By:	/s/ Thomas E. Wiseman
Thomas E. Wiseman
Chief Executive Officer

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